Exhibit 99.1

Miller Corporate Center

For Immediate Release

AVERY DENNISON ANNOUNCES

THIRD QUARTER 2011 RESULTS

PASADENA, Calif., October 26, 2011 — Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited third quarter 2011 results. All non-GAAP financial measures are reconciled to GAAP in the attached tables.

Third Quarter Financial Summary — Preliminary

(in millions, except per share amounts)

	3Q	3Q	% Change vs. P/Y
	2011	2010	Reported	Organic (a)
Net sales, by segment:
Pressure-sensitive Materials	$976.4	$896.7	9%	2%
Retail Branding and Information Solutions	360.5	378.7	-5%	-7%
Office and Consumer Products	219.7	229.7	-4%	-7%
Other specialty converting businesses	143.0	135.7	5%	1%

Total net sales	$1,699.6	$1,640.8	4%	-2%

	As Reported (GAAP)					Adjusted Non-GAAP (b)
	3Q	3Q	% Change	% of Sales		3Q	3Q	% Change	% of Sales
	2011	2010	Fav(Unf)	2011	2010	2011	2010	Fav(Unf)	2011	2010
Operating income (loss) before interest and taxes, by segment:
Pressure-sensitive Materials	$80.8	$72.2		8.3%	8.1%	$86.1	$74.5		8.8%	8.3%
Retail Branding and Information Solutions	3.5	11.4		1.0%	3.0%	12.7	13.2		3.5%	3.5%
Office and Consumer Products	20.8	20.4		9.5%	8.9%	21.2	26.2		9.6%	11.4%
Other specialty converting businesses	(0.1)	2.5		-0.1%	1.8%	0.5	3.1		0.3%	2.3%
Corporate expense	(16.2)	(10.4)				(11.2)	(10.4)

Total operating income before interest and taxes	$88.8	$96.1	-8%	5.2%	5.9%	$109.3	$106.6	3%	6.4%	6.5%
Interest expense	17.9	19.1				17.9	19.1
Income from operations before taxes	$70.9	$77.0	-8%	4.2%	4.7%	$91.4	$87.5	4%	5.4%	5.3%
Provision for income taxes	$21.1	$12.8				$39.9	$21.5
Net income	$49.8	$64.2	-22%	2.9%	3.9%	$51.5	$66.0	-22%	3.0%	4.0%
Net income per common share, assuming dilution	$0.47	$0.60	-22%			$0.48	$0.62	-23%

				2011		2010
YTD Free Cash Flow (c)				$23.8		$216.6

(a)	Percentage change in sales excluding the estimated impact of foreign currency translation.

(b)	Excludes restructuring charges and other items (see accompanying schedules A-3 and A-4 for reconciliation to GAAP financial measures).

(c)	Free cash flow refers to cash flow from operations, less net payments for property, plant, and equipment, software and other deferred charges, plus net proceeds from sale (purchase) of investments. Free cash flow excludes mandatory debt service requirements and other uses of cash that do not directly or immediately support the underlying business (such as discretionary debt reductions, dividends, share repurchases, acquisitions, etc.).

    “The weak demand we experienced in the second quarter continued into the third and led to lower operating results,” said Dean Scarborough, Avery Dennison chairman, president and CEO. “We now expect these trends to continue in the fourth quarter, and as a result we have reduced our 2011 outlook.

    “We continue to invest in innovation and launched a number of new products during the quarter,” Scarborough said. “At the same time, our employees are doing a great job of controlling expenses and improving productivity. We are well positioned to drive long-term profitable growth once economic trends improve.”

    For more details on the Company’s results, see the Company’s supplemental presentation materials, “Third Quarter 2011 Financial Review and Analysis,” posted on the Company’s website at www.investors.averydennison.com, and furnished on Form 8-K with the SEC.

Third Quarter 2011 Results by Segment

All references to sales reflect comparisons on an organic basis, which exclude the estimated impact of currency translation. All references to operating margin exclude the impact of restructuring costs and other items.

Pressure-sensitive Materials (PSM)

¡	Label and Packaging Materials sales grew compared to the prior year as volume declines were offset by pricing actions. Sales in Graphics and Reflective Solutions were relatively flat.

¡	Operating margin increased compared to prior year as the impact of lower volume was more than offset by lower employee-related costs. Pricing and cost reduction actions offset inflation compared to the same period last year. Prices and raw material costs are stabilizing.

Retail Branding and Information Solutions (RBIS)

¡	Sales declined due to lower unit demand from retailers and brands in the U.S. and Europe reflecting caution about consumer spending.

¡	Operating margin was flat compared to the prior year as the impact of lower volume was offset by lower employee-related costs and the benefit of productivity initiatives.

Office and Consumer Products (OCP)

¡	The decline in sales reflected weak end market demand.

¡	Operating margin declined due primarily to the effects of lower volume and raw material inflation, partially offset by lower advertising spend and employee-related costs.

Other specialty converting businesses

¡	Sales increased slightly compared to the prior year.

¡	Operating margin declined as the impact of lower volume was partially offset by productivity initiatives.

Other

In the third quarter, the Company identified further actions to reduce fixed costs, and is now targeting approximately $55 million in annualized savings, with about one fourth of the benefit to be realized in 2011. The Company estimates that it will incur approximately $45 million in total restructuring charges associated with these actions in 2011. Cash charges are expected to approximate $42 million, with $36 million to be incurred in 2011. The Company continues to identify and assess further opportunities to increase productivity through restructuring.

The third quarter effective GAAP tax rate was 30 percent. The year-to-date adjusted tax rate increased from 23 percent to 34 percent, reflecting geographic income mix and reduced benefit from discrete tax events.

Outlook

In the Company’s supplemental presentation materials, “Third Quarter 2011 Financial Review and Analysis,” the Company provides a list of factors that it believes will contribute to its 2011 financial results. Based on the factors listed and other assumptions, the Company now expects 2011 adjusted (non-GAAP) earnings per share of between $2.15 and $2.30 and free cash flow of between $215 million and $235 million.

Note: Throughout this release and the supplemental presentation materials, all calculations of amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison (NYSE:AVY) helps make brands more inspiring and the world more intelligent. For more than 75 years the company has been a global leader in pressure-sensitive technology and materials, retail branding and information solutions, and organization and identification products for offices and consumers. A FORTUNE 500 company with sales of $6.5 billion in 2010, Avery Dennison is based in Pasadena, California and has employees in over 60 countries. For more information, visit www.averydennison.com.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements and financial or other business targets are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to risks and uncertainties relating to the following: fluctuations in demand affecting sales to customers; the financial condition and inventory strategies of customers; changes in customer order patterns; worldwide and local economic conditions; fluctuations in cost and availability of raw materials; ability of the company to generate sustained productivity improvement; ability of the company to achieve and sustain targeted cost reductions; impact of competitive products and pricing; loss of significant contract(s) or customer(s); collection of receivables from customers; selling prices; business mix shift; changes in tax laws and regulations; outcome of tax audits; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; fluctuations in foreign currency exchange rates and other risks associated with foreign operations; integration of acquisitions and execution of divestitures; customer and supplier concentrations; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems; successful installation of new or upgraded information technology systems; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; ability of the company to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest and tax rates; fluctuations in pension, insurance and employee benefit costs; impact of legal and regulatory proceedings, including with respect to environmental, health and safety; changes in governmental laws and regulations; changes in political conditions; impact of epidemiological events on the economy and the company’s customers and suppliers; acts of war, terrorism, and natural disasters; and other factors.

The Company believes that the most significant risk factors that could affect its financial performance in the near-term include (1) economic conditions on underlying demand for the Company’s products; (2) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume; (3) competitors’ actions, including pricing, expansion in key markets, and product offerings; and (4) changes in tax laws, regulations, and uncertainties associated with interpretations of such laws and regulations.

For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the Company’s 2010 Form 10-K, filed on February 28, 2011 with the Securities and Exchange Commission, and subsequent quarterly reports on Form 10-Q. The forward-looking statements included in this document are made only as of the date of this document, and the Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

For more information and to listen to a live broadcast or an audio replay of the third quarter conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com.

Contacts:

Media Relations:

David Frail (626) 304-2014

David.Frail@averydennison.com

Investor Relations:

Eric M. Leeds (626) 304-2029

investorcom@averydennison.com

AVERY DENNISON

PRELIMINARY CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Nine Months Ended
	Oct. 1, 2011	Oct. 2, 2010	Oct. 1, 2011	Oct. 2, 2010

Net sales	$1,699.6	$1,640.8	$5,084.6	$4,875.6
Cost of products sold	1,263.9	1,187.8	3,723.6	3,491.4

Gross profit	435.7	453.0	1,361.0	1,384.2
Marketing, general & administrative expense	326.4	346.4	1,020.9	1,025.4
Interest expense	17.9	19.1	53.5	57.7
Other expense, net (1)	20.5	10.5	37.5	21.4

Income before taxes	70.9	77.0	249.1	279.7
Provision for income taxes	21.1	12.8	81.2	77.0

Net income	$49.8	$64.2	$167.9	$202.7

Per share amounts:
Net income per common share, assuming dilution	$0.47	$0.60	$1.57	$1.90

Average common shares outstanding, assuming dilution	106.6	107.1	106.7	106.7

(1)	“Other expense, net” for the third quarter of 2011 includes restructuring costs of $14.7 and other items of $5.8.

“Other expense, net” for the third quarter of 2010 includes restructuring costs of $5.8 and other items of $4.7.

“Other expense, net” for 2011 YTD includes restructuring costs of $24.3 and other items of $13.2.

“Other expense, net” for 2010 YTD includes restructuring costs of $12.4 and other items of $9.

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Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulations G and S-K

Avery Dennison reports financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and herein provides some non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement the Company’s presentation of its financial results that are prepared in accordance with GAAP. Based upon feedback from investors and financial analysts, the Company believes that supplemental non-GAAP financial measures provide information that is useful to the assessment of the Company’s performance and operating trends, as well as liquidity.

The Company’s non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess the underlying performance of the Company in a single period. By excluding certain accounting effects, both positive and negative, of certain items (e.g. restructuring costs, asset impairments, legal settlements, certain effects of strategic transactions and related costs, loss from debt extinguishments, loss from curtailment and settlement of pension obligations, gains or losses on sale of certain assets and other items) from certain of the Company’s GAAP financial measures, the Company believes that it is providing meaningful supplemental information to facilitate an understanding of the Company’s core or underlying operating results and liquidity measures. These non-GAAP financial measures are used internally to evaluate trends in the Company’s underlying business, as well as to facilitate comparison to the results of competitors for a single period. While some of the items excluded from GAAP financial measures may recur, they tend to be disparate in amount, frequency, and timing. The Company adjusted the estimated GAAP tax rate to exclude the full year estimated tax effect of restructuring costs and other items to determine its adjusted non-GAAP tax rate to derive non-GAAP net income.

The Company uses the following non-GAAP financial measures in the accompanying news release and presentation:

Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation;

Operating margin (non-GAAP) refers to earnings before taxes and interest expense, excluding restructuring costs and other items, as a percentage of sales;

Adjusted (non-GAAP) EPS refers to as reported net income per common share, assuming dilution, adjusted for the full year estimated tax effect of restructuring costs and other items; and

Free cash flow refers to cash flow from operations, less net payments for property, plant, and equipment, software and other deferred charges, plus net proceeds from sale (purchase) of investments. Free cash flow excludes mandatory debt service requirements and other uses of cash that do not directly or immediately support the underlying business (such as discretionary debt reductions, dividends, share repurchases, acquisitions, etc.).

The reconciliation set forth below and in the accompanying presentation is provided in accordance with Regulations G and S-K and reconciles the non-GAAP financial measures with the most directly comparable GAAP financial measures.

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AVERY DENNISON

PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Nine Months Ended
	Oct. 1, 2011	Oct. 2, 2010	Oct. 1, 2011	Oct. 2, 2010

Reconciliation of GAAP to Non-GAAP Operating Margin:
Net sales	$1,699.6	$1,640.8	$5,084.6	$4,875.6

Income before taxes	$70.9	$77.0	$249.1	$279.7

GAAP Operating Margin	4.2%	4.7%	4.9%	5.7%

Income before taxes	$70.9	$77.0	$249.1	$279.7
Non-GAAP adjustments:
Restructuring costs	14.7	5.8	24.3	12.4
Other items	5.8	4.7	13.2	9.0
Interest expense	17.9	19.1	53.5	57.7

Adjusted non-GAAP operating income before taxes and interest expense	$109.3	$106.6	$340.1	$358.8

Adjusted Non-GAAP Operating Margin	6.4%	6.5%	6.7%	7.4%

Reconciliation of GAAP to Non-GAAP Net Income:
As reported net income	$49.8	$64.2	$167.9	$202.7
Non-GAAP adjustments, net of tax:
Restructuring costs and other items (1)	1.7	1.8	21.3	28.2

Adjusted Non-GAAP Net Income	$51.5	$66.0	$189.2	$230.9

(continued)

AVERY DENNISON

PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Nine Months Ended
	Oct. 1, 2011	Oct. 2, 2010	Oct. 1, 2011	Oct. 2, 2010

Reconciliation of GAAP to Non-GAAP Net Income Per Common Share:

As reported net income per common share, assuming dilution	$0.47	$0.60	$1.57	$1.90
Non-GAAP adjustments per common share, net of tax:
Restructuring costs and other items (1)	0.01	0.02	0.20	0.26

Adjusted Non-GAAP net income per common share, assuming dilution	$0.48	$0.62	$1.77	$2.16

Average common shares outstanding, assuming dilution	106.6	107.1	106.7	106.7

(1) Reflects the full year estimated tax effect of restructuring costs and other items.

			(UNAUDITED)
			Nine Months Ended
			Oct. 1, 2011	Oct. 2, 2010

Reconciliation of GAAP to Non-GAAP Free Cash Flow:

Net cash provided by operating activities			$120.0	$283.6
Purchase of property, plant and equipment, net			(76.1)	(50.1)
Purchase of software and other deferred charges			(19.1)	(17.1)
(Purchase) proceeds from sale of investments, net			(1.0)	0.2

Free Cash Flow			$23.8	$216.6

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AVERY DENNISON

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions)

	(UNAUDITED)
	Third Quarter Ended
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2011	2010	2011 (1)	2010 (2)	2011		2010

Pressure-sensitive Materials	$976.4	$896.7	$80.8	$72.2	8.3%		8.1%
Retail Branding and Information Solutions	360.5	378.7	3.5	11.4	1.0%		3.0%
Office and Consumer Products	219.7	229.7	20.8	20.4	9.5%		8.9%
Other specialty converting businesses	143.0	135.7	(0.1)	2.5	(0.1%	)	1.8%
Corporate Expense	N/A	N/A	(16.2)	(10.4)	N/A		N/A
Interest Expense	N/A	N/A	(17.9)	(19.1)	N/A		N/A

TOTAL FROM OPERATIONS	$1,699.6	$1,640.8	$70.9	$77.0	4.2%		4.7%

(1)	Operating income for the third quarter of 2011 includes restructuring costs of $14.7 and other items of $5.8. Of the total $20.5, the Pressure-sensitive Materials segment recorded $5.3, the Retail Branding and Information Solutions segment recorded $9.2, the Office and Consumer Products segment recorded $.4, the other specialty converting businesses recorded $.6, and Corporate recorded $5.

(2)	Operating income for the third quarter of 2010 includes restructuring costs of $5.8 and other items of $4.7. Of the total $10.5, the Pressure-sensitive Materials segment recorded $2.3, the Retail Branding and Information Solutions segment recorded $1.8, the Office and Consumer Products segment recorded $5.8, and the other specialty converting businesses recorded $.6.

RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Third Quarter Ended
	OPERATING INCOME		OPERATING MARGINS
	2011	2010	2011		2010

Pressure-sensitive Materials
Operating income, as reported	$80.8	$72.2	8.3%		8.1%
Non-GAAP adjustments:
Restructuring costs	4.5	0.1	0.5%		—
Other items	0.8	2.2	—		0.2%

Adjusted non-GAAP operating income	$86.1	$74.5	8.8%		8.3%

Retail Branding and Information Solutions
Operating income, as reported	$3.5	$11.4	1.0%		3.0%
Non-GAAP adjustments:
Restructuring costs	9.3	0.9	2.5%		0.3%
Other items	(0.1)	0.9	—		0.2%

Adjusted non-GAAP operating income	$12.7	$13.2	3.5%		3.5%

Office and Consumer Products
Operating income, as reported	$20.8	$20.4	9.5%		8.9%
Non-GAAP adjustments:
Restructuring costs	0.4	4.5	0.1%		1.9%
Other items	—	1.3	—		0.6%

Adjusted non-GAAP operating income	$21.2	$26.2	9.6%		11.4%

Other specialty converting businesses
Operating (loss) income, as reported	$(0.1)	$2.5	(0.1%	)	1.8%
Non-GAAP adjustments:
Restructuring costs	0.5	0.3	0.3%		0.3%
Other items	0.1	0.3	0.1%		0.2%

Adjusted non-GAAP operating income	$0.5	$3.1	0.3%		2.3%

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AVERY DENNISON

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions)

	(UNAUDITED)
	Nine Months Year-to-Date
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2011	2010	2011 (1)	2010 (2)	2011	2010

Pressure-sensitive Materials	$2,947.9	$2,717.8	$256.2	$247.5	8.7%	9.1%
Retail Branding and Information Solutions	1,132.0	1,135.4	42.5	46.5	3.8%	4.1%
Office and Consumer Products	580.2	618.5	43.6	71.3	7.5%	11.5%
Other specialty converting businesses	424.5	403.9	4.1	9.5	1.0%	2.4%
Corporate Expense	N/A	N/A	(43.8)	(37.4)	N/A	N/A
Interest Expense	N/A	N/A	(53.5)	(57.7)	N/A	N/A

TOTAL FROM OPERATIONS	$5,084.6	$4,875.6	$249.1	$279.7	4.9%	5.7%

(1)	Operating income for 2011 includes restructuring costs of $24.3 and other items of $13.2. Of the total $37.5, the Pressure-sensitive Materials segment recorded $12.5, the Retail Branding and Information Solutions segment recorded $11.7, the Office and Consumer Products segment recorded $1.4, the other specialty converting businesses recorded $1.8, and Corporate recorded $10.1.

(2)	Operating income for 2010 includes restructuring costs of $12.4 and other items of $9. Of the total $21.4, the Pressure-sensitive Materials segment recorded $5.7, the Retail Branding and Information Solutions segment recorded $5.8, the Office and Consumer Products segment recorded $8.3, the other specialty converting businesses recorded $.9, and Corporate recorded $.7.

RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Nine Months Year-to-Date
	OPERATING INCOME		OPERATING MARGINS
	2011	2010	2011	2010

Pressure-sensitive Materials
Operating income, as reported	$256.2	$247.5	8.7%	9.1%
Non-GAAP adjustments:
Restructuring costs	10.2	3.6	0.3%	0.1%
Other items	2.3	2.1	0.1%	0.1%

Adjusted non-GAAP operating income	$268.7	$253.2	9.1%	9.3%

Retail Branding and Information Solutions
Operating income, as reported	$42.5	$46.5	3.8%	4.1%
Non-GAAP adjustments:
Restructuring costs	12.0	3.1	1.0%	0.3%
Other items	(0.3)	2.7	—	0.2%

Adjusted non-GAAP operating income	$54.2	$52.3	4.8%	4.6%

Office and Consumer Products
Operating income, as reported	$43.6	$71.3	7.5%	11.5%
Non-GAAP adjustments:
Restructuring costs	0.8	5.1	0.2%	0.9%
Other items	0.6	3.2	0.1%	0.5%

Adjusted non-GAAP operating income	$45.0	$79.6	7.8%	12.9%

Other specialty converting businesses
Operating income, as reported	$4.1	$9.5	1.0%	2.4%
Non-GAAP adjustments:
Restructuring costs	1.3	0.6	0.3%	0.1%
Other items	0.5	0.3	0.1%	0.1%

Adjusted non-GAAP operating income	$5.9	$10.4	1.4%	2.6%

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AVERY DENNISON

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)
ASSETS	Oct. 1, 2011	Oct. 2, 2010
Current assets:
Cash and cash equivalents	$119.7	$157.8
Trade accounts receivable, net	1,074.5	1,079.2
Inventories, net	571.2	576.2
Other current assets	271.5	316.7
Total current assets	2,036.9	2,129.9

Property, plant and equipment, net	1,177.3	1,267.7
Goodwill	933.5	941.4
Other intangibles resulting from business acquisitions, net	203.6	237.4
Non-current deferred and refundable income taxes	252.4	188.9
Other assets	456.8	447.9
	$5,060.5	$5,213.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term and current portion of long-term debt	$433.2	$443.5
Accounts payable	719.9	762.8
Other current liabilities	589.1	686.5
Total current liabilities	1,742.2	1,892.8

Long-term debt	954.5	1,065.8
Other long-term liabilities	614.7	722.6
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	769.9	742.8
Retained earnings	1,815.8	1,635.9
Accumulated other comprehensive loss	(164.0)	(151.4)
Employee stock benefit trusts	—	(131.0)
Treasury stock at cost	(796.7)	(688.4)
Total shareholders’ equity	1,749.1	1,532.0
	$5,060.5	$5,213.2

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AVERY DENNISON

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)
	Nine Months Ended
	Oct. 1, 2011	Oct. 2, 2010
Operating Activities:

Net income	$167.9	$202.7

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	126.8	132.4
Amortization	57.9	55.5
Provision for doubtful accounts	12.7	15.2
Asset impairment and net loss (gain) on sale and disposal of assets	9.4	(0.5)
Loss from debt extinguishments	—	1.2
Stock-based compensation	29.9	25.9
Other non-cash expense and loss	33.2	33.5
Other non-cash income and gain	(1.9)	(0.5)

	435.9	465.4
Changes in assets and liabilities and other adjustments	(315.9)	(181.8)
Net cash provided by operating activities	120.0	283.6

Investing Activities:

Purchase of property, plant and equipment, net	(76.1)	(50.1)
Purchase of software and other deferred charges	(19.1)	(17.1)
(Purchase) proceeds from sale of investments, net	(1.0)	0.2
Other	5.0	—
Net cash used in investing activities	(91.2)	(67.0)

Financing Activities:

Net increase (decrease) in borrowings (maturities of 90 days or less)	57.1	(35.7)
Additional borrowings (maturities longer than 90 days)	—	249.8
Payments of debt (maturities longer than 90 days)	(1.3)	(340.7)
Dividends paid	(80.0)	(66.5)
Purchase of treasury stock	(13.5)	—
Proceeds from exercise of stock options, net	3.9	2.1
Other	(5.7)	(7.3)
Net cash used in financing activities	(39.5)	(198.3)
Effect of foreign currency translation on cash balances	2.9	1.4
(Decrease) increase in cash and cash equivalents	(7.8)	19.7
Cash and cash equivalents, beginning of year	127.5	138.1
Cash and cash equivalents, end of period	$119.7	$157.8

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